UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

ENERGY QUEST, INC.

(Exact name of registrant as specified in charter)

Nevada	000-28305	91-1880015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Firetower Road, Leesburg, Georgia	31763
(Address of principal executive offices)	(Zip Code)

(229) 814-1051

Registrant’s telephone number

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 1, 2017, the Board of Directors of Energy Quest, Inc. (the “Company”) appointed Dr. Albert C. Hyde as President of its newly formed International Division.

Business experience

Dr. Albert C. Hyde

Dr. Albert C. Hyde has more than 30 years’ experience in international liaison in Middle East, Europe, Asia and in the Latam area. Dr. Hyde is the chairman and co-founder of Mare-Mare Grupo, Jag Foundation, ODIM, Rock Hill Group, Jaguar Films, Somotillo Mining, Mosquitia Express Corp. and was instrumental in the agreement with the ODIM and now he had made it available to the world with an exclusive contract with the Company. Dr. Hyde has a PhD in International Finances, a Masters in Hospital Finances, experience with working with Indian reservation for approximately 17 years as their advisor and minister.

From 1986 to Present, Dr. Hyde has been the International Logistic Joint Venture Port Captain Manager of Hyde Shipping Express, a private company. From 1991 to Present, Dr. Hyde has been the Owner of Zomotillo Mining, a private Company.

Item 8.01 - Other Events

1.	The Company has formed a new division to assist with its agreement for its new country of ODIM. This division with be directed by the Company’s Board of Directors.

2.	The Company has engaged its previous auditor, accountant and legal firm to bring the company into compliance by updating all is late filings. This will start immediately.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY QUEST, INC.

Date: August 2, 2017	By: /s/ Ronald Foster
Ronald Foster, Secretary

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